UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2013

EQCO2, INC.
(F/K/A CLEANTECH TRANSIT, INC.)
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52653	98-0505768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

282 Cheyenne Way Zephyr Cove, NV 89448
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (775) 954-0085

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 Changes in Control of Registrant

Background of the Change in Control

This Item 5.01 Form 8-K is being filed by EQCO2, Inc. (“Company”) in connection with the change in control pursuant to the terms of the Exchange Agreement by and among Cleantech Transit, Inc. [N/K/A EQCO2, Inc.] Discovery Carbon Environmental Securities Corporation and Certain Stockholders of Each (“Agreement”), filed as Exhibit 1.03 with the Form 8-K filed on June 5, 2013. In connection with the transaction, and pursuant to the Agreement, William Barnwell, the Company’s President, CEO, and Chairman of the Board of Directors, received 500,000 shares of the Company’s Preferred Stock Series B on August 26, 2013. Holders of the Preferred Stock Series B have 50,000 votes for each share of the Series B held on all matters submitted to the shareholders of the Company that each shareholder of the Company’s common shares is entitled to vote at each meeting of the shareholders (and written actions of the shareholders in lieu of meetings) with respect to all matters presented to shareholders for their action or consideration. Holders of the Series B shares shall vote together with the holders of the Company’s common stock as a single class. Accordingly, on August 26, 2013, there was a change in control of the Company, with Mr. Barnwell now having voting control of the Company.

Shareholder	Share Type	Number of Shares	Voting Control Percentage
William Barnwell	Preferred Series B	500,000	93.77%

The Amount and Source of Funds Used to Effect a Change in Control; Purchase of Control, Etc.

The amount of consideration used to obtain the Preferred Series B Shares was based on the terms of the Agreement and on Mr. Barnwell’s tender of all of his shares of Discovery Carbon Environmental Securities Corporation pursuant to the Agreement.

There were no arrangements other than in the Agreement among the member of the new control group and the former control group regarding the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there is an arrangement in the Agreement, the operation of which may at a subsequent date result in a change in control of the Company.

The Company was determined to be a shell company before the change in control, but this was not reflected as such in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012, dated February 13, 2013, or before, that were filed with the Commission on February 13, 2013. The change in control will not affect the current business of the Company or change its current operations in any way. No shares will be registered in conjunction with this change of control.

ITEM5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

Item 5.02(a) Departure of Officer and Director

On August 26, 2013, the majority of the voting control of the shareholders voted to remove Montse Zaman as a director of the Company. The reason was related to the removal of her as Secretary of the Company (See below.).

Item 5.02(b) Departure of Officer and Director

On August 26, 2013, the Board of Directors of the Company terminated Montse Zaman as Secretary of the Company. Ms. Zaman was terminated for breach of Item 4 of the Company’s Code of Ethics.

Item 5.02(c) Appointment of Officer and Director

On August 26, 2013, the Board of Directors of the Company appointed Arnold F. Sock, Esquire to serve as its Secretary and Chief Financial Officer.

Prior to being appointed the Company’s Corporate Secretary and Chief Financial Officer, Arnold F. Sock has served as President, Chief Executive Officer, Chief Financial Officer, Corporate Secretary, and/or a director of numerous private companies since 1981, and six public companies since 1998, including 1st Global Financial Corporation from 2004 to 2007, Single Source Financial Services Corporation from 2000 to 2004, and Internet Business’s International, Inc. from 1998 to 1999. He is an Adjunct Associate Professor at Webster University. He received his Bachelor of Science in Accounting and his Associates in Science in Management from Roger Williams University, his Juris Doctor from The University of West Los Angeles School of Law, and his Master of Laws in Taxation from Golden Gate University Law School. He has been a member of the State Bar of California since 1995.

ITEM 8.01 Other Events

Change of the principal executive offices of the Company.

The Company has changed its principal executive offices to 282 Cheyenne Way Zephyr Cove, NV 89448.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.

EQCO2, Inc.

Dated: August 30, 2013	By:	/s/ William Barnwell
William Barnwell, CEO